SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2004

SOUTHERN BANCSHARES (N.C.), INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-10852	56-1538087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 East Main Street Mount Olive, North Carolina	28365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 658-7000

Item 4. Change in Registrant’s Certifying Accountant.

On June 24, 2004, our Audit Committee appointed Dixon Hughes PLLC (“Dixon Hughes”) as our independent accountants to audit our consolidated financial statements for 2004 and approved the terms of its engagement. Dixon Hughes will replace KPMG LLP which audited our financial statements for 2003 and has served as our independent accountants since 1995. The Committee approved the dismissal of KPMG LLP and the appointment of Dixon Hughes following the Committee’s review and consideration of proposals from five accounting firms, including KPMG LLP.

In connection with KPMG LLP’s audits during the two years ended December 31, 2002 and 2003, and through the date of the Committee’s action dismissing KPMG LLP, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

KPMG LLP’s audit reports on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG LLP’s report on our consolidated financial statements as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating that, “As discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, ‘Goodwill and Other Intangible Assets,’ and Statement of Financial Accounting Standards, No. 147, ‘Acquisitions of Certain Financial Institutions.’”

During 2002 and 2003, and through the date of the Committee’s action dismissing KPMG LLP, there have been no “reportable events” requiring disclosure pursuant Item 304(a)(1)(v) of Regulation S-K.

Item	7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
16.1	Copy of letter from KPMG LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

SOUTHERN BANCSHARES (N.C.), INC.
(Registrant)

Date: July 1, 2004	By:	/S/ John C. Pegram, Jr.
John C. Pegram, Jr.
President and Chief Executive Officer

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